Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Bill Smith
Verilink Corporation
256.327.2204
bsmith@verilink.com

Gary W. Gray
Verilink Corporation
510-771-3354
gary.gray@verilink.com

Verilink Announces Filing of Form 10-K and Revised
Fourth Quarter and Fiscal 2004 Results

MADISON, AL — October 1, 2004 — Verilink Corporation (Nasdaq: VRLK) — today filed its Annual Report on Form 10-K for the year ended July 2, 2004. The Company has revised its previously announced financial results to reflect adjustments identified in the course of finalizing the Company’s audited financial statements for inclusion in its Form 10-K for fiscal 2004. The aggregate impact of these adjustments reduced net income by $38,000 for the quarter and fiscal year ended July 2, 2004 from the amounts previously announced, and reduced net working capital at July 2, 2004 by $366,000.

The revised net loss for the fourth quarter of fiscal 2004 computed in accordance with generally accepted accounting principles (GAAP) of $538,000, or $0.03 per diluted share, compares to the originally reported net loss of $500,000, or $0.03 per diluted share. The revised net loss for the fiscal year ended July 2, 2004 of $26,000, or nil per share, compares to the originally reported net income of $12,000, or nil per diluted share.

Revised non-GAAP income for the fourth quarter of fiscal 2004 was $205,000 or $0.01 per share, as compared to the originally reported non-GAAP income of $243,000, or $0.02 per share. Revised non-GAAP income for the year ended July 2, 2004 is $3.2 million or $0.21 per share, as compared to the originally reported non-GAAP income of $3.3 million or $0.20 per diluted share (see “Use of Non-GAAP Financial Measures” below).

As required under Nasdaq Rule 4350(b), the Company is providing notice that the report of PricewaterhouseCoopers LLP, the Company’s registered independent public accounting firm, on the Company’s financial statements as of July 2, 2004 contains an explanatory paragraph, which refers to uncertain revenue streams and a low level of liquidity and notes that these matters raise substantial doubt about the Company’s ability to continue as a going concern. The Company has been and continues to prepare for reduced legacy sales through its recent acquisitions, investment in next generation broadband access products, and the alignment of its operating costs with management’s revenue expectations in light of current conditions in the telecommunications industry. On a quarterly basis, management will continue to evaluate revenue outlook and plans to adjust spending levels as necessary. The Company believes that its cash and cash equivalents and anticipated cash flow from operations will be sufficient to fund its operations and contractual obligations through fiscal 2005 based on management’s current operating plan, although no such assurance can be given. For further information regarding the Company’s liquidity and capital resources, see the Company’s Annual Report on Form 10-K, which is available from the SEC’s website at www.sec.gov or the “News” or “Investor” section of the Company’s website at www.verilink.com. The information in this release and our Annual Report on Form 10-K on file with the Securities and Exchange Commission supersedes the information in our July 28, 2004 press release.

The Company plans to update investors when results for its first quarter of fiscal 2005 are released, scheduled for October 27, 2004.

About Verilink Corporation

Verilink provides customer premises voice and data access solutions to service providers, strategic partners and enterprise customers on a worldwide basis. Verilink is a market leader in voice over packet and voice over TDM IAD solutions including VoIP, VoDSL and VoATM. Data only offerings include access routers, probes, CSU/DSUs, DACS and network monitoring solutions. Verilink’s turnkey service solutions empower carriers with the flexibility to provide integrated services regardless of network technology. Verilink stock trades on the NASDAQ market under the symbol VRLK. To learn more about Verilink, visit the company’s website at http://www.verilink.com.

Note: Except for the historical information contained herein, the matters set forth in this press release, including the statement as to sufficient cash flow to fund operations, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, risks associated with the Company’s low level of liquidity and “going concern” explanatory paragraph in the auditor’s report, possible negative effects on our customer base, employees and our ability to obtain additional financing, lower than expected cash flows from operations, the ability to develop successful new products, dependence on recently introduced new products and products under development, fluctuations in quarterly operating results, the ability to successfully integrate acquisitions and achieve expected synergies, the ability to increase sales of acquired product lines, the impact of customer concentration and the financial strength of customers, and changes in demand for the Company’s products. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are included in the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof. Verilink disclaims any intention or obligation to update or revise any forward-looking statements.

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Verilink, the Verilink logo, and NetEngine are registered trademarks of Verilink Corporation. Larscom is a registered trademark of Larscom Incorporated. All other trademarks or registered trademarks are the property of the respective owners.

VERILINK CORPORATION
GAAP Condensed Consolidated Statements Of Operations
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Year Ended
	July 2,	June 27,	July 2,	June 27,
	2004	2003	2004	2003
Net sales	$13,853	$7,799	$46,183	$28,104
Cost of sales(1)	8,668	3,679	26,466	13,939

Gross profit	5,185	4,120	19,717	14,165
Operating expenses:
Research and development(2)	1,895	1,402	6,876	3,985
Selling, general and administrative(3)	4,098	1,937	13,151	7,586
In-process research and development	—	—	—	316
Restructuring charge	(10)	—	390	—

Income (loss) from operations	(798)	781	(700)	2,278
Interest and other income, net(4)	292	175	927	656
Interest expense	(32)	(39)	(253)	(181)

Income (loss) before provision for income taxes	(538)	917	(26)	2,753
Provision for income taxes	—	—	—	—

Net income (loss) before accounting change	(538)	917	(26)	2,753
Cumulative effect of change in accounting principle, relating to goodwill	—	—	—	(1,233)

Net income (loss)	$(538)	$917	$(26)	$1,520

Earnings (loss) per share, basic and diluted:
Net income (loss) before accounting change	$(0.03)	$0.06	$0.00	$0.18
Cumulative effect of change in accounting principle, relating to goodwill	—	—	—	(0.08)

Net income (loss)	$(0.03)	$0.06	$0.00	$0.10

Weighted average shares outstanding:
Basic	16,131	14,666	15,170	14,871

Diluted	16,131	15,166	15,170	15,294

Notes:
(1) Cost of sales includes the following:
Cash bonuses	$—	$—	$50	$—
Retention bonuses accrued	12	—	20	—
Compensation expense on stock awards	20	—	178

	$32	$—	$248	$—

(2) Research and development expenses includes the following:
Cash bonuses	$—	$—	$50	$—
Retention bonuses accrued	13	—	21	—
Compensation expense on stock awards	12	—	170	—

	$25	$—	$241	$—

(3) Selling, general and administrative expenses includes the following:
Cash bonuses	$—	$—	$250	$—
Retention bonuses accrued	146	—	188	—
Compensation expense on stock awards	407	—	1,147	—
Amortization of acquired intangible assets	314	185	579	484

	$867	$185	$2,164	$484

(4) Interest and other income, net includes the following
Income from reduction in convertible note due to accrual of retention bonuses noted above	$171	$—	$229	$—

VERILINK CORPORATION
Reconciliation of GAAP Net Income (Loss) to Pro Forma Non-GAAP Income
(Unaudited, in thousands)

	Three Months Ended		Year Ended
	July 2,	June 27,	July 2,	June 27,
	2004	2003	2004	2003
GAAP net income (loss)	$(538)	$917	$(26)	$1,520
Acquisition-related and other items:
Cash bonuses paid in connection with XEL acquisition	—	—	350	—
Retention bonuses accrued in connection with XEL acquisition, net of impact from reduction in convertible notes	—	—	—	—
Compensation expense related to stock and restricted stock awards	439	—	1,495	—
Amortization of acquired intangible assets	314	185	1,026	484
Restructuring charge	(10)	—	390	—
In process research & development	—	—	—	316
Cumulative effect of change in accounting principle, relating to goodwill	—	—	—	1,233

Pro forma non-GAAP income	$205	$1,102	$3,235	$3,553

Pro forma non-GAAP adjustments: The above pro forma non-GAAP adjustments are based upon our unaudited consolidated statements of operations for the periods shown. These adjustments relate to other intangible assets recorded as the result of the acquisition of TxPort, Inc. in November 1998, the acquisition of the NetEngine product line in January 2003, the acquisition of the Miniplex product line in July 2003 and the acquisition of XEL in February 2004, compensation expense recorded from stock grants and restricted stock grants awarded following the XEL acquisition, compensation expense related to bonuses paid or to be paid to certain XEL employees after the acquisition, net of impact on convertible notes payable, and restructuring charges related to the consolidation of certain XEL operations and administrative functions. Verilink has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and to illustrate the results of on-going operations. Please see previous discussion regarding the use of non-GAAP measures.

VERILINK CORPORATION
GAAP Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	July 2,	June 27,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$3,448	$8,503
Short-term investments	—	101
Accounts receivable, net	7,881	3,621
Inventories, net	6,010	2,296
Other current assets	941	319

Total current assets	18,280	14,840
Property held for lease, net	6,269	6,462
Property, plant and equipment, net	1,381	1,350
Restricted cash	—	1,000
Goodwill	9,887	—
Other intangible assets, net	9,182	2,132
Other assets	1,139	525

Total assets	$46,138	$26,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$15,502	$8,461
Long-term debt and capital lease obligations	6,262	3,749
Stockholders’ equity	24,374	14,099

Total liabilities and stockholders’ equity	$46,138	$26,309